SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 16, 2000


                             FORT JAMES CORPORATION
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)


           Virginia                 1-7911                 54-0848173
           --------                 ------                 ----------
  (State or Other Jurisdiction   (Commission            (IRS Employer
       of Incorporation)         File Number)          Identification No.)


      1650 Lake Cook Road
      Deerfield, Illinois                                  60015-4753
      -------------------                                  ----------
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (847) 317-5000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS

      On July 17, 2000, Fort James Corporation, a Virginia corporation (the "Company"), and Georgia-Pacific Corporation, a Georgia corporation ("Georgia-Pacific"), announced it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 16, 2000, by and among Georgia-Pacific, Fenres Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of Georgia-Pacific (the "Purchaser"), and the Company. The joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

      Pursuant to the Merger Agreement, following effectiveness of a registration statement to be filed by Georgia-Pacific, the Purchaser will commence an exchange offer (the "Offer") for all of the outstanding shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") and the associated preferred share purchase rights (the "Rights") (the shares of Common Stock together with any associated preferred share purchase rights are referred to as the "Shares"), at a purchase price of (1) $29.60 per Share, net to the seller in cash, and (2) a fraction of a share of Georgia-Pacific Corporation-Georgia-Pacific Group Common Stock, par value $.80 ("GP Common Stock"), equal to (a) 0.2644 if the Average Price (as defined in the Merger Agreement) of GP Common Stock is less than or equal to $39.33, or (b) if the Average Price is greater than $39.33, the quotient obtained dividing $10.40 by the Average Price, upon the terms and subject to the conditions set forth in the Merger Agreement.

      The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, including regulatory approvals, as soon as practicable following the date on which Purchaser accepts for payment all Shares validly tendered and not withdrawn pursuant to the Offer (the "Acceptance Date"), and in accordance with the Virginia Stock Corporation Act (the "VSCA"), the Purchaser will be merged with and into the Company (the "Merger"), with the Company surviving as a wholly owned subsidiary of Georgia-Pacific. At the effective time of the Merger (the "Effective Time") each Share outstanding (other than Shares owned by the Company, Georgia-Pacific, the Purchaser or any subsidiary of Georgia-Pacific) will be converted into the right to receive the same amount of cash and fraction of a share of GP Common Stock as is being offered in the Offer.

      A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     In connection with the Merger Agreement, on July 16, 2000, the Company and Wells Fargo Bank Minnesota, N.A., (successor to Norwest Bank Minnesota, N.A.), as Rights Agent (the "Rights Agent"), entered into the Amendment (the "Amendment") to the Rights Agreement, dated as of February 26, 1999, between the Company and the Norwest Bank Minnesota, N.A. (the "Rights Agreement"). The Rights Agreement provides, among other things, that (1) the execution and delivery of the Merger Agreement and the consummation of transactions contemplated thereby shall not cause (a) Georgia-Pacific or any affiliate or associate of Georgia-Pacific to be deemed an Acquiring Person, (b) the occurrence of a Shares Acquisition Date, (c) the occurrence of a Distribution Date, or (d) activation of "flip over" rights under Section 13 of the Rights Agreement. The amendment also provides that the Rights will expire immediately prior to Acceptance Date. The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.



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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c)   Exhibits.  The following exhibits are filed as part of this report:
          --------

          4.1 Amendment No. 1, dated as of July 16, 2000, to the Rights Agreement, dated as of February 26, 1999, between Fort James Corporation and Wells Fargo Bank Minnesota, N.A. (successor to Norwest Bank Minnesota, N.A.), as Rights Agent.

          10.1 Agreement and Plan of Merger, dated as of July 16, 2000, among Georgia-Pacific Corporation, Fenres Acquisition Corp. and Fort James Corporation.

          99.1 Joint Press Release of Georgia-Pacific Corporation and Fort James Corporation, dated July 17, 2000.



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                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 17, 2000

                                       FORT JAMES CORPORATION


                                       By:   /s/  Clifford A. Cutchins
                                          ------------------------------------
                                           Name:  Clifford A. Cutchins
                                           Title: Senior Vice President, General
                                                  Counsel and Corporate
                                                  Secretary

                                  EXHIBIT INDEX

Exhibit
Number                        Description
------                        -----------


Exhibit 4.1 Amendment No. 1, dated as of July 16, 2000, to the Rights Agreement, dated as of February 26, 1999, between Fort James Corporation and Wells Fargo Bank Minnesota, N.A. (successor to Norwest Bank Minnesota, N.A.), as Rights Agent.

Exhibit 10.1 Agreement and Plan of Merger, dated as of July 16, 2000, among Georgia-Pacific Corporation, Fenres Acquisition Corp. and Fort James Corporation.

Exhibit 99.1 Joint Press Release of Georgia-Pacific Corporation and Fort James Corporation, dated July 17, 2000.